Exhibit 1.02

Conflict Minerals Report

OF ROCKWELL AUTOMATION, INC.

IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This is the Conflict Minerals Report of Rockwell Automation, Inc. (the Company or Rockwell Automation) for calendar year 2013 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Conflict Minerals Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions.

Introduction

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. The Company has two operating segments: Architecture & Software and Control Products & Solutions. The Architecture & Software segment contains all of the hardware, software and communication components of our integrated control and information architecture. The Control Products & Solutions segment portfolio includes electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

Rockwell Automation’s supply chain is complex. Rockwell Automation is not a direct purchaser of metals from mines or smelters, but instead there are multiple tiers between the Company and the mine. Rockwell Automation relies on its suppliers to provide information on the origin of the conflict minerals contained in components which are included in Rockwell Automation products.

As a part of the development and execution of Rockwell Automation’s conflict minerals compliance program, the Company incorporated leading practices from multi-industry initiatives such as MAPI (Manufacturers Alliance for Productivity and Innovation), NEMA (National Electrical Manufactures Association), NAM (National Association of Manufacturers), EICC (Electronic Industry Citizen Coalition) and GeSI (Global e-Sustainability Initiative).

Rockwell Automation’s intent is to use our suppliers to influence the smelters and refiners of tin, tantalum, tungsten and gold (3TG) to be conflict free. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Because of the complexity and size of our supply chain, Rockwell Automation developed a risk-based approach that focused on our “high-spend suppliers” (those suppliers that represent the majority of Rockwell Automation annual spend on components used for producing hardware for sale to our customers), as well as suppliers that we believed were likely to provide us with components and raw materials containing 3TG.

Rockwell Automation Reasonable Country of Origin Inquiry

Rockwell Automation’s actions and processes to identify sources of 3TG in our products included:

•	Conducting a supply-chain survey with direct suppliers using the EICC/GeSI Conflict Minerals Reporting Template 2.03a (the “Template”) to identify the smelters and refiners who contribute 3TG to Rockwell Automation’s products.

•	Reviewing supplier responses for reasonableness and completeness, and, where appropriate, performing further inquiries of our suppliers.

Rockwell Automation utilizes an executive steering committee and relevant staff functions and technical experts (e.g. Legal, Purchasing, Strategic Sourcing, Chemistry & Materials Engineering) to support the Company’s conflict minerals compliance strategy.

Rockwell Automation adopted and communicated conflict minerals expectations to suppliers and the public via a Conflict Minerals Supply Chain Statement, which is available at the following internet website: http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/integrity-compliance-overview.page?

Rockwell Automation adopted a conflict minerals transparency contract provision that has been incorporated into purchase orders and new contracts and inserted into existing contracts as they were renewed.

Rockwell Automation provided training on its conflict minerals policies to internal Rockwell Automation employees (e.g. supplier quality, corporate purchasing, strategic sourcing, sales, design, design support organizations and compliance personnel) and to certain distributors.

Rockwell Automation’s employees and suppliers can report violations of its policies at http://www.rockwellautomation.com/rockwellautomation/about-us/sustainability-ethics/ombudsman.page?

Existing Rockwell Automation processes for risk mitigation and record retention will be utilized as required.

Part I: Due Diligence

Design of Due Diligence

Rockwell Automation’s due diligence measures have been designed to conform to the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements for gold, tantalum, tin and tungsten (OECD Framework).

Due Diligence Measures Performed

Smelter information obtained from suppliers was evaluated for risk based on their EICC-GeSI declaration indicating the use of 3TG from the DRC region.

•	Any supplier who identified a smelter from the region was asked to specifically explain this information via an e-mail.

•	Rockwell Automation then compared smelters with valid identification numbers against the list of smelter facilities which have received a “conflict free” designation (such as EICC/GeSI Conflict Free Smelter Initiative (hereinafter “CFSI”) lists for 3TG) by participating in an independent third-party smelter audit

Rockwell Automation executives were kept informed of this information through the Product Compliance Council meetings sponsored by the Chief Technology Officer, three times a year at minimum.

Suppliers who did not respond to Rockwell Automation’s 2013 request for information after two or more follow up e-mails, were designated as a priority in the 2014 data collection.

Any suppliers who identified smelters that support rebel activity, and refuse to take actions to change that relationship (through either changing their suppliers or driving their suppliers to source only from conflict free sources) would have been the subject of additional risk mitigation. Risk mitigation could ultimately result in suspended trade or termination as a supplier to Rockwell Automation. We found no instance to date where it was necessary to implement risk mitigation efforts.

Risk Mitigation/Future Due Diligence Measures

Rockwell Automation will undertake the following steps during the next compliance periods:

•	Provide suppliers conflict minerals information to reinforce Rockwell Automation’s expectations regarding conflict minerals

•	Customize the 2014 request for information for suppliers who did not respond to Rockwell Automation’s 2013 request for information

•	Engage with relevant trade associations to define and improve best practices

•	Become a member of the EICC Conflict Free Smelter Initiative working group

•	If a smelter is determined to support the rebel activity and is identified as a smelter used by a Rockwell Automation supplier, a verification process will be followed to determine the specific source of each actual component Rockwell Automation purchases from the supplier to determine whether corrective action is necessary.

Part II: Product Description

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. In-scope products include:

•	Controllers, electronic operator interface devices, electronic input/output devices, communication and networking products industrial computers and Logix controllers

•	Rotary and linear motion control products, sensors and machine safety components.

•	Low and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers and condition sensors.

•	Packaged solutions such as configured drives and motor control centers and automation and information solutions for manufacturing applications.

Rockwell Automation received company-level or division-level responses from 48% of all the suppliers to whom Rockwell Automation sent requests for information. Of those responding, 14% provided smelter information from 100% of their supply base.

Rockwell Automation does not have sufficient information from suppliers or other sources to conclude whether the necessary 3TG in its products originated in the Covered Countries or were from recycled or scrap sources. Based on the information provided by Rockwell Automation’s suppliers, the Company reasonably believes that the facilities used to process the necessary 3TG, include the smelters and refiners included below. Rockwell Automation has not verified that all of these smelters contributed to parts that ended up in Rockwell Automation products. The efforts to determine the mine or location of origin includes the ROCI above and due diligence measures noted in Part I.

Metal (*)	Smelter Reference List (*)	Standard Smelter Names (*)	Smelter Facility Location: Country (*)	Smelter ID

Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	JAPAN	1JPN072

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY	1DEU001

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	1UZB002

Gold	AngloGold Ashanti Mineração Ltda	AngloGold Ashanti Mineração Ltda	BRAZIL	1BRA003

Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	1CHE004

Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	1JPN005

Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	JAPAN	1JPN073

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	1TUR006

Gold	Aurubis AG	Aurubis AG	GERMANY	1DEU007

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	1PHL008

Gold	Boliden AB	Boliden AB	SWEDEN	1SWE009

Gold	Caridad	Caridad	MEXICO	1MEX010

Gold	Cendres & Métaux SA	Cendres & Métaux SA	SWITZERLAND	1CHE011

Gold	Central Bank of the DPR of Korea	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	1KOR012

Gold	Chimet SpA	Chimet SpA	ITALY	1ITA013

Gold	Chugai Mining	Chugai Mining	JAPAN	1JPN078

Gold	Codelco	Codelco	CHILE	1CHL014

Gold	Daejin Indus Co. Ltd	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	1KOR082

Gold	DaeryongENC	DaeryongENC	KOREA, REPUBLIC OF	1KOR083

Gold	Do Sung Corporation	Do Sung Corporation	KOREA, REPUBLIC OF	1KOR084

Gold	Dowa	Dowa	JAPAN	1JPN015

Gold	FSE Novosibirsk Refinery	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	1RUS016

Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	CHINA	1DEU017

Gold	Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	HONG KONG	1HKG019

Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	1DEU018

Gold	Hwasung CJ Co. Ltd	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	1KOR085

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	1CHN020

Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	1JPN021

Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	1TUR069

Gold	Japan Mint	Japan Mint	JAPAN	1JPN022

Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	1CHN023

Gold	Johnson Matthey Inc	Johnson Matthey Inc	UNITED STATES	1USA025

Gold	Johnson Matthey Limited	Johnson Matthey Limited	UNITED STATES	1CAN024

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	1RUS026

Gold	JSC Uralectromed	JSC Uralectromed	RUSSIAN FEDERATION	1RUS027

Gold	JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	JAPAN	1JPN028

Gold	Kazzinc Ltd	Kazzinc Ltd	KAZAKHSTAN	1KAZ029

Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	JAPAN	1JPN074

Gold	Korea Metal Co. Ltd	Korea Metal Co. Ltd	JAPAN	1KOR086

Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	1KGZ030

Gold	L’ azurde Company For Jewelry	L’ azurde Company For Jewelry	SAUDI ARABIA	1SAU031

Gold	LS-Nikko Copper Inc	LS-Nikko Copper Inc	KOREA, REPUBLIC OF	1KOR032

Gold	Materion	Materion	UNITED STATES	1USA033

Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	JAPAN	1JPN034

Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	HONG KONG	1HKG036

Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	1CHE035

Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	1USA037

Gold	Met-Mex Peñoles, S.A.	Met-Mex Peñoles, S.A.	MEXICO	1MEX038

Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	1JPN039

Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	1JPN040

Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	1RUS041

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	1TUR070

Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	1UZB042

Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	JAPAN	1JPN071

Gold	Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	UNITED STATES	1USA043

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	1RUS044

Gold	OJSC Kolyma Refinery	OJSC Kolyma Refinery	RUSSIAN FEDERATION	1RUS067

Gold	PAMP SA	PAMP SA	SWITZERLAND	1CHE045

Gold	Pan Pacific Copper Co. LTD	Pan Pacific Copper Co. LTD	JAPAN	1JPN080

Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	1RUS047

Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	1IDN048

Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	1CHE068

Gold	Rand Refinery (Pty) Ltd	Rand Refinery (Pty) Ltd	SOUTH AFRICA	1ZAF049

Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	1CAN050

Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	1USA075

Gold	SAMWON METALS Corp.	SAMWON METALS Corp.	KOREA, REPUBLIC OF	1KOR087

Gold	Schone Edelmetaal	Schone Edelmetaal	NETHERLANDS	1NLD051

Gold	SEMPSA Joyeria Plateria SA	SEMPSA Joyeria Plateria SA	SPAIN	1ESP052

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	1CHN054

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	1RUS055

Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	1TWN056

Gold	Sumitomo Metal Mining Co. Ltd.	Sumitomo Metal Mining Co. Ltd.	JAPAN	1JPN057

Gold	Suzhou Xingrui Noble	Suzhou Xingrui Noble	JAPAN	1CHN079

Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	1JPN058

Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	UNITED STATES	1CHN059

Gold	The Refinery of Shandong Gold Mining Co. Ltd	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	1CHN053

Gold	Tokuriki Honten Co. Ltd	Tokuriki Honten Co. Ltd	JAPAN	1JPN060

Gold	Torecom	Torecom	KOREA, REPUBLIC OF	1KOR081

Gold	Umicore Brasil Ltda	Umicore Brasil Ltda	BRAZIL	1BRA061

Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	1BEL062

Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	1USA076

Gold	Valcambi SA	Valcambi SA	SWITZERLAND	1CHE063

Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	1AUS046

Gold	Xstrata Canada Corporation	Xstrata Canada Corporation	CANADA	1CAN064

Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	KOREA, REPUBLIC OF	1JPN077

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	1CHN065

Gold	Zijin Mining Group Co. Ltd	Zijin Mining Group Co. Ltd	CHINA	1CHN066

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN016

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	3CHN019

Tantalum	Duoluoshan	Duoluoshan	CHINA	3CHN001

Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	3USA002

Tantalum	F&X	F&X	CHINA	3CHN003

Tantalum	Gannon & Scott	Gannon & Scott	UNITED STATES	3USA004

Tantalum	Global Advanced Metals	Global Advanced Metals	UNITED STATES	3USA005

Tantalum	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	3DEU006

Tantalum	Hi-Temp	Hi-Temp	INDONESIA	3USA016

Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA	3CHN020

Tantalum	JiuJiang Tambre Co. Ltd.	JiuJiang Tambre Co. Ltd.	CHINA	3CHN007

Tantalum	Kemet Blue Powder	Kemet Blue Powder	CHINA	3USA010

Tantalum	King-Tan Tantalum Industry Ltd	King-Tan Tantalum Industry Ltd	CHINA	3CHN026

Tantalum	LMS Brasil S.A.	LMS Brasil S.A.	BRAZIL	3BRA021

Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	3JPN008

Tantalum	Molycorp Silmet	Molycorp Silmet	ESTONIA	3EST025

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	3CHN009

Tantalum	Plansee	Plansee	AUSTRIA	3AUT011

Tantalum	QuantumClean	QuantumClean	UNITED STATES	3USA022

Tantalum	RFH	RFH	JAPAN	3CHN017

Tantalum	Solikamsk Metal Works	Solikamsk Metal Works	RUSSIAN FEDERATION	3RUS012

Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	3JPN023

Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA	3ZAF024

Tantalum	Tantalite Resources	Tantalite Resources	SOUTH AFRICA	3ZAF013

Tantalum	Telex	Telex	INDONESIA	3USA018

Tantalum	Ulba	Ulba	KAZAKHSTAN	3KAZ014

Tantalum	Zhuzhou Cement Carbide	Zhuzhou Cement Carbide	CHINA	3CHN015

Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	2CHN050

Tin	Cookson	Cookson	UNITED STATES	2USA001

Tin	Cooper Santa	Cooper Santa	INDONESIA	2IDN063

Tin	CV DS Jaya Abadi	PT Stanindo Inti Perkasa	INDONESIA	2IDN002

Tin	CV Duta Putra Bangka	CV Duta Putra Bangka	INDONESIA	2IDN003

Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	2IDN056

Tin	CV JusTindo	CV JusTindo	INDONESIA	2IDN004

Tin	CV Makmur Jaya	CV Makmur Jaya	INDONESIA	2IDN005

Tin	CV Nurjanah	CV Nurjanah	INDONESIA	2IDN006

Tin	CV Prima Timah Utama	CV Prima Timah Utama	INDONESIA	2IDN007

Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	2IDN008

Tin	CV United Smelting	CV United Smelting	INDONESIA	2IDN009

Tin	EM Vinto	EM Vinto	BOLIVIA	2BOL010

Tin	Fenix Metals	Fenix Metals	POLAND	2POL064

Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA	2CHN012

Tin	Gejiu Zi-Li	Gejiu Zi-Li	CHINA	2CHN011

Tin	Gold Bell Group	Gold Bell Group	CHINA	2CHN013

Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	CHINA	2CHN052

Tin	Jiangxi Nanshan	Jiangxi Nanshan	CHINA	2CHN014

Tin	Kai Unita Trade Limited Liability Company	Kai Unita Trade Limited Liability Company	CHINA	2CHN053

Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	CHINA	2CHN055

Tin	Liuzhou China Tin	Liuzhou China Tin	CHINA	2CHN015

Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	2MYS016

Tin	Metallo Chimique	Metallo Chimique	BELGIUM	2BEL017

Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	2BRA018

Tin	Minmetals Ganzhou Tin Co. Ltd.	Minmetals Ganzhou Tin Co. Ltd.	CHINA	2CHN051

Tin	Minsur	Minsur	PERU	2PER019

Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	2JPN020

Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	2RUS021

Tin	OMSA	OMSA	BOLIVIA	2BOL022

Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	2IDN023

Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	2IDN024

Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	2IDN025

Tin	PT Babel Surya Alam Lestari	PT Babel Surya Alam Lestari	INDONESIA	2IDN026

Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	2IDN027

Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	INDONESIA	2IDN028

Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	2IDN029

Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	2IDN058

Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	2IDN030

Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	2IDN031

Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	2IDN032

Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	2IDN059

Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	2IDN033

Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	2IDN034

Tin	PT HP Metals Indonesia	PT HP Metals Indonesia	INDONESIA	2IDN035

Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	2IDN062

Tin	PT Koba Tin	PT Koba Tin	INDONESIA	2IDN036

Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	2IDN037

Tin	PT Panca Mega	PT Panca Mega	INDONESIA	2IDN060

Tin	PT Refined Banka Tin	PT Refined Banka Tin	INDONESIA	2IDN038

Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	2IDN039

Tin	PT Seirama Tin investment	PT Seirama Tin investment	INDONESIA	2IDN061

Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	2IDN040

Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	2IDN041

Tin	PT Tambang Timah	PT Tambang Timah	INDONESIA	2IDN049

Tin	PT Timah	PT Timah	INDONESIA	2IDN042

Tin	PT Timah Nusantara	PT Timah Nusantara	INDONESIA	2IDN043

Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	2IDN044

Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	2IDN057

Tin	PT Yinchendo Mining Industry	PT Yinchendo Mining Industry	INDONESIA	2IDN045

Tin	Thaisarco	Thaisarco	THAILAND	2THA046

Tin	White Solder Metalurgia	White Solder Metalurgia	BRAZIL	2BRA054

Tin	Yunnan Chengfeng	Yunnan Chengfeng	CHINA	2CHN047

Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA	2CHN048

Tungsten	A.L.M.T. Corp.	A.L.M.T. Corp.	JAPAN	4JPN020

Tungsten	ALMT	A.L.M.T. Corp.	UNITED STATES	4CHN020

Tungsten	ATI Tungsten Materials	ATI Tungsten Materials	CHINA	4USA001

Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA	4CHN002

Tungsten	China Minmetals Nonferrous Metals Co Ltd	China Minmetals Nonferrous Metals Co Ltd	CHINA	4CHN003

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	CHINA	4CHN004

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	4CHN021

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	4CHN022

Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	4CHN016

Tungsten	Ganzhou Huaxing Tungsten		CHINA	4CHN005

Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN006

Tungsten	Global Tungsten & Powders Corp	Global Tungsten & Powders Corp	UNITED STATES	4USA007

Tungsten	HC Starck GmbH	HC Starck GmbH	RUSSIAN FEDERATION	4DEU008

Tungsten	Hunan Chenzhou Mining Group Co	Hunan Chenzhou Mining Group Co	CHINA	4CHN018

Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA	4CHN023

Tungsten	Japan New Metals Co Ltd	Japan New Metals Co Ltd	JAPAN	4JPN017

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	4CHN024

Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA	4CHN009

Tungsten	Jiangxi Tungsten Industry Group Co Ltd		CHINA	4CHN010

Tungsten	Kennametal Inc.	Kennametal Inc.	UNITED STATES	4USA026

Tungsten	Tejing (Vietnam) Tungsten Co Ltd	Tejing (Vietnam) Tungsten Co Ltd	VIET NAM	4VNM019

Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	4AUT012

Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	RUSSIAN FEDERATION	4RUS013

Tungsten	Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	CHINA	4CHN014

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	4CHN025

Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	4CHN015